23.1                       CONSENT OF INDEPENDENT AUDITORS

We consent to the inclusion in this Annual Report of Form 10-KSB of our report dated March 1, 2000, on our audits of the financial statements and financial statements schedules of Elast Technologies, Inc.

/s/
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Kelly & Company
March 29, 2000